Exhibit 99.2

NRP104 Meets Primary Endpoint in Phase 2 Study

RADFORD, Va., March 1, 2005 -- Presenting today at the Wells Fargo Securities Healthcare Conference, management for New River Pharmaceuticals Inc. (Nasdaq: NRPH) provided results from the Phase 2 trial on its lead drug under development, NRP104.

A total of 52 children aged 6-12 with Attention Deficit Hyperactivity Disorder (ADHD) were enrolled in a double-blind, placebo- and active-controlled, randomized, 3-treatment, 3-period crossover study that compared NRP104's and Adderall XR's efficacy, duration and incidence of adverse events to placebo.

The primary efficacy endpoint in this study was SKAMP-Deportment (Swanson, Kotkin, Agler, M.Flynn and Pelham rating scale). In the study, patients treated with NRP104 showed a statistically significant improvement on primary endpoint compared to placebo across all three doses (p values <0.0001). We believe that the studies also demonstrated that efficacy results of NRP104 when compared to placebo and Adderall XR when compared to placebo were similar in terms of primary and secondary endpoints and should support the filing for the inclusion of a dose conversion table in the label of NRP104.

The significant therapeutic effects of NRP104 continued throughout the last assessment time point (i.e., 12 hours post morning dose), compared to placebo, suggesting a 12-hour duration of drug action.

In this study, NRP104 was generally well tolerated, with adverse events of a nature consistent with those in the approved labeling for Adderall XR and other stimulant therapies.

New River recently reached an agreement to collaborate with Shire Pharmaceuticals Group plc (LSE: SHP; Nasdaq: SHPGY; TSX: SHQ) on the marketing and commercialization of NRP104. In its presentation, New River indicated that it has not yet determined its appropriate accounting treatment of the $50 million received thus far from Shire.

About New River

New River Pharmaceuticals Inc. is a specialty pharmaceutical company focused on developing novel pharmaceuticals that are safer and improved versions of widely-prescribed drugs, including amphetamines and opioids.

For further information on New River, please visit the Company's Web site at http://www.nrpharma.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as "expect(s)," "feel(s)," "believe(s)," "will," "may," "anticipate(s)" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of New River Pharmaceuticals, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in the New River Pharmaceuticals, Inc. final prospectus filed on August 5, 2004, under Rule 424(b) of the Securities Act of 1933, as amended; the ability to successfully execute the collaboration with Shire within a reasonable timeframe or at all; the progress of our product development programs; the status of our preclinical and clinical development of potential drugs; the likely success of our drug products in clinical trials and the regulatory approval process, particularly whether and under what circumstances NRP104 will be approved by the FDA; NRP104's efficacy, onset and duration of drug action, ability to improve patients' symptoms, and incidence of adverse events; the ability to develop, manufacture, launch and market NRP104; our projections for future revenues, profitability and ability to achieve certain sales targets; our estimates regarding our capital requirements and our needs for additional financing; the likely scheduling and labeling of NRP104; the likelihood of regulatory approval under Section 505(b)(2) under the Federal Food, Drug, and Cosmetic Act; our ability to develop safer and improved versions of widely-prescribed drugs using our Carrierwave (TM) technology; and our ability to obtain favorable patent claims. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. New River Pharmaceuticals does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in New River Pharmaceuticals' final prospectus filed with the SEC on August 5, 2004, under Rule 424(b) of the Securities Act of 1933, as amended, as well as other public filings with the SEC.

Adderall XR(R) is a registered trademark of Shire Pharmaceuticals Group plc.

Contacts:

The Ruth Group
John Quirk (investors)
646-536-7029
jquirk@theruthgroup.com

Zack Kubow (media)
646-536-7020
zkubow@theruthgroup.com

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